Exhibit 10.26
Addendum A
The Cortland Savings and Banking Company
Fourth Amended Split Dollar Agreement and Endorsement
This Fourth Amended Split Dollar Agreement and Endorsement (this “Agreement”) is entered into as of this  _____  day of                     , 2011, by and between The Cortland Savings and Banking Company, an Ohio-chartered commercial bank (the “Bank”), and James M. Gasior, President and Chief Executive Officer of the Bank (the “Executive”). This Agreement shall append the Split Dollar Policy Endorsement entered into on even date herewith or as subsequently amended, by and between the aforementioned parties.
Whereas, to encourage the Executive to remain a Bank employee, the Bank and the Executive entered into a Third Amended Split Dollar Agreement and Endorsement dated as of December 3, 2008, providing for division of the death proceeds of a life insurance policy or policies on the Executive’s life,
Whereas, the Bank and the Executive entered into a Fourth Amended Salary Continuation Agreement dated as of June 1, 2010, providing for specified retirement benefits and amending and restating in its entirety the Third Amended Salary Continuation Agreement, which also was dated as of December 3, 2008, and
Whereas, the Bank and the Executive intend that this Fourth Amended Split Dollar Agreement and Endorsement shall be attached as Addendum A to the Fourth Amended Salary Continuation Agreement, amending and restating in its entirety the Third Amended Split Dollar Agreement and Endorsement.
Now Therefore, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article 1
Definitions
Capitalized terms not otherwise defined in this Agreement are used herein as defined in the Fourth Amended Salary Continuation Agreement dated as of June 1, 2010, between the Bank and the Executive. The following terms shall have the meanings specified.
1.1 Administrator means the administrator described in Article 7.
1.2 Executive’s Interest means the benefit set forth in section 2.2.
1.3 Insured means the Executive.
1.4 Insurer means each life insurance carrier for which there is a Split Dollar Policy Endorsement attached to this Agreement.

1.5 Net Death Proceeds means the total death proceeds of the Policy minus the cash surrender value.
1.6 Policy means the specific life insurance policy or policies issued by the Insurer(s).
1.7 Salary Continuation Agreement means the Fourth Amended Salary Continuation Agreement dated as of June 1, 2010, between the Bank and the Executive, as the same may hereafter be amended.
1.8 Split Dollar Policy Endorsement means the form required by the Administrator or the Insurer to indicate the Executive’s interest, if any, in a Policy on such Executive’s life.
Article 2
Policy Ownership/Interests
2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of the remaining death proceeds of the Policy after the Executive’s interest is paid according to section 2.2 below.
2.2 Death Benefit. Provided the Executive’s death occurs both before the Executive’s Separation from Service and before the Executive attains age 65, at the Executive’s death the Executive’s beneficiary designated in accordance with the Split Dollar Policy Endorsement shall be entitled to Policy proceeds in an amount equal to the lesser of (x) 100% of the Net Death Proceeds or (y) $1,118,817 (the lesser of the amounts specified in clauses (x) and (y) being referred to in this Agreement as the “Executive’s Interest”). The Executive’s Interest shall be extinguished at the earliest of the date of the Executive’s Separation from Service, the date the Executive attains age 65, or the date on which the Executive receives payment of the benefit provided under the Salary Continuation Agreement for a Change in Control, and the Executive’s beneficiary shall be entitled to no benefits under the Agreement of the Executive’s death occurring thereafter. The Executive shall have the right to designate the beneficiary of the Executive’s Interest.
2.3 Option to Purchase. Upon termination of this Agreement, the Bank shall not sell, surrender, or transfer ownership of the Policy without first giving the Executive or the Executive’s transferee the option to purchase the Policy for a period of 60 days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.
2.4 Comparable Coverage. The Bank may replace the Policy with a comparable insurance policy to cover the benefit provided under this Agreement, in which case the Bank and the Executive shall execute a new Split Dollar Policy Endorsement for the comparable insurance policy.
2.5 Internal Revenue Code Section 1035 Exchanges. The Executive recognizes and agrees that the Bank may after this Agreement is adopted wish to exchange the Policy of life insurance on the Executive’s life for another contract of life insurance insuring the Executive’s life. Provided that the Policy is replaced (or intended to be replaced) with a comparable policy of life insurance, the Executive agrees to provide medical information and cooperate with medical insurance-related testing required by a prospective insurer for implementing the Policy or, if necessary, for modifying or updating to a comparable insurer.

Article 3
Premiums
3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.
3.2 Economic Benefit. The Administrator shall annually determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive’s age multiplied by the aggregate death benefit payable to the Executive’s beneficiary. The “life insurance premium factor” is the minimum factor applicable under guidance published pursuant to Treasury Reg. section 1.61-22(d)(3)(ii) or any subsequent authority.
3.3 Imputed Income. The Bank shall impute the economic benefit to the Executive on an annual basis by adding the economic benefit to the Executive’s W-2, or if applicable, Form 1099.
Article 4
Assignment
The Executive may irrevocably assign without consideration all of the Executive’s interest in the Policy and in this Agreement to any person, entity, or trust established by the Executive or the Executive’s spouse. If the Executive transfers all of the Executive’s interest in the Policy, all of the Executive’s interest in the Policy and in the Agreement shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in this Agreement.
Article 5
Insurer
The Insurer shall be bound by the terms of the Policy only. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits, and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.
Article 6
Claims and Review Procedures
6.1 Claims Procedure. Any person or entity who has not received benefits under this Agreement that he or she believes should be paid (the “claimant”) shall make a claim for benefits as follows —
6.1.1 Initiation — written claim. The claimant initiates a claim by submitting to the Administrator a written claim for benefits. If the claim relates to the contents of a notice received by the claimant, the claim must be made within 60 days after the notice was received by the claimant. All other claims must be made within 180 days after the date of the event that caused the claim to arise. The claim must state with particularity the determination desired by the claimant.

6.1.2 Timing of Administrator response. The Administrator shall respond to the claimant within 90 days after receiving the claim. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, before the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.
6.1.3 Notice of decision. If the Administrator denies part or all of the claim, the Administrator shall notify the claimant in writing of the denial. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth —
(a)	The specific reasons for the denial,
(b)	A reference to the specific provisions of this Agreement on which the denial is based,
(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,
(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures, and
(e)	A statement of the claimant’s right to bring a civil action under ERISA section 502(a) after an adverse benefit determination on review.
6.2 Review Procedure. If the Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Administrator of the denial, as follows —
6.2.1 Initiation — written request. To initiate the review, the claimant must file with the Administrator a written request for review within 60 days after receiving the Administrator’s notice of denial.
6.2.2 Additional submissions — information access. The claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. Upon request and free of charge, the Administrator shall also provide the claimant reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.
6.2.3 Considerations on review. In considering the review, the Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.
6.2.4 Timing of Administrator response. The Administrator shall respond in writing to the claimant within 60 days after receiving the request for review. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional 60 days by notifying the claimant in writing before the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

6.2.5 Notice of decision. The Administrator shall notify the claimant in writing of its decision on review. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth —
(a)	The specific reasons for the denial,
(b)	A reference to the specific provisions of the Agreement on which the denial is based,
(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and
(d)	A statement of the claimant’s right to bring a civil action under ERISA section 502(a).
Article 7
Administration of Agreement
7.1 Administrator Duties. This Agreement shall be administered by an Administrator, which shall consist of the Board or such committee as the Board shall appoint. The Executive may not be a member of the Administrator. The Administrator shall have the discretion and authority to (x) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (y) decide or resolve any and all questions that may arise, including interpretations of this Agreement.
7.2 Agents. In the administration of this Agreement, the Administrator may employ agents and delegate to them such administrative duties as the Administrator sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.
7.3 Binding Effect of Decisions. The decision or action of the Administrator concerning any question arising out of the administration, interpretation, and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.
7.4 Indemnity of Administrator. The Bank shall indemnify and hold harmless the members of the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Administrator or any of its members.
7.5 Information. To enable the Administrator to perform its functions, the Bank shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the retirement, death, or Separation from Service of the Executive, and such other pertinent information as the Administrator may reasonably require.

Article 8
Miscellaneous
8.1 Amendment and Termination of Agreement. This Agreement may be amended or terminated solely by a written agreement signed by the Bank and the Executive. However, this Agreement shall terminate upon the first to occur of (u) payment to the Executive of the benefit provided under the Salary Continuation Agreement for a Change in Control, or (v) surrender, lapse, or other termination of the Policy by the Bank, or (w) distribution of the death benefit proceeds in accordance with section 2.2 above, or (x) termination of the Salary Continuation Agreement under Article 5 of the Salary Continuation Agreement, or (y) the Executive’s Separation from Service, or (z) the date the Executive attains age 65.
8.2 Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators, and transferees, and any Policy beneficiary.
8.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. This Agreement does not give the Executive the right to remain an employee of the Bank nor does it interfere with the Bank’s right to discharge the Executive. This Agreement also does not require the Executive to remain an employee or interfere with the Executive’s right to terminate employment at any time.
8.4 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement had no succession occurred.
8.5 Applicable Law. This Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.
8.6 Entire Agreement. This Agreement and the Salary Continuation Agreement constitute the entire agreement between the Bank and the Executive concerning the subject matter. No rights are granted to the Executive under this Agreement other than those specifically set forth. This Agreement amends and restates in its entirety the December 3, 2008 Third Amended Split Dollar Agreement and Endorsement.
8.7 Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision not held invalid, and the remainder of the provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

8.8 Headings. Caption headings and subheadings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.
8.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. If to the Bank, notice shall be given to the board of directors, The Cortland Savings and Banking Company, 194 W. Main Street, P.O. Box 98, Cortland, Ohio 44410-1466, or to such other or additional person or persons as the Bank shall have designated to the Executive in writing. If to the Executive, notice shall be given to the Executive at the Executive’s address appearing on the Bank’s records, or to such other or additional person or persons as the Executive shall have designated to the Bank in writing.
In Witness Whereof, the Executive and a duly authorized representative of the Bank have executed this Agreement as of the date first written above.

Executive:	Bank: The Cortland Savings and Banking Company

By:
James M. Gasior		Title:
Agreement to Cooperate with Insurance Underwriting Incident to Internal Revenue Code section 1035 Exchange
I acknowledge that I have read the Fourth Amended Split Dollar Agreement and Endorsement and agree to be bound by its terms, particularly the covenant on my part set forth in section 2.5 of the Fourth Amended Split Dollar Agreement and Endorsement to provide medical information and cooperate with medical insurance-related testing required by an insurer to issue a comparable insurance policy to cover the benefit provided under this Fourth Amended Split Dollar Agreement and Endorsement.

Witness	James M. Gasior

Split Dollar Policy Endorsement
Insured: James M. Gasior
Insurer: New York Life Insurance and Annuity Corporation
Policy No. 77251006
According to the terms of The Cortland Savings and Banking Company Fourth Amended Split Dollar Agreement and Endorsement dated as of , 2011, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:
1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of the Owner’s interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner concerning the amount of proceeds the Owner is entitled to receive under this paragraph.
2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

Primary Beneficiary, Relationship/Social Security Number

Contingent Beneficiary, Relationship/Social Security Number
The exclusive rights to change the beneficiary for the proceeds payable under this paragraph and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise the rights. The Owner retains all contract rights not granted to the Insured under this paragraph.
3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.
4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.
The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is executed.
Signed at                                         , Ohio this                      day of                                          , 2011.

Insured:	Owner: The Cortland Savings and Banking Company

By:
James M. Gasior		Its:

Split Dollar Policy Endorsement
Insured: James M. Gasior
Insurer: Midland National Life Insurance Company
Policy No. 690216
According to the terms of The Cortland Savings and Banking Company Fourth Amended Split Dollar Agreement and Endorsement dated as of                                         , 2011, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:
1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of the Owner’s interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner concerning the amount of proceeds the Owner is entitled to receive under this paragraph.
2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

Primary Beneficiary, Relationship/Social Security Number

Contingent Beneficiary, Relationship/Social Security Number
The exclusive rights to change the beneficiary for the proceeds payable under this paragraph and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise the rights. The Owner retains all contract rights not granted to the Insured under this paragraph.
3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.
4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.
The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is executed.
Signed at                                         , Ohio this                      day of                                          , 2011.

Insured:	Owner: The Cortland Savings and Banking Company

By:
James M. Gasior		Its: